Exhibit 3.1

BYLAWS
OF GENUFOOD ENERGY ENZYMES CORP.

ARTICLE I—OFFICES

The registered office of the Corporation in the State of Nevada shall be located in the City and State designated in the Articles of Incorporation. The Corporation may also maintain offices at such other places within or without the State of Nevada, and within and without the United States, as the Board of Directors may, from time to time, determine.

ARTICLE II—MEETING OF SHAREHOLDERS

Section 1—Annual Meetings:

The annual meeting of the shareholders of the Corporation shall be held at the time fixed, from time to time, by the Directors, for the purposes of electing directors and transacting such other business as may properly come before the meeting. Such meeting may be held by any means then authorized by the Nevada Revised Statutes.

Section 2—Special Meetings:

Special meetings of the shareholders may be called by the Board of Directors, or such person or persons authorized from time to time by the Board of Directors, or as otherwise required by law. Such meeting shall be held within or without the State of Nevada by any means then authorized by the Nevada Revised Statutes.

Section 3—Place of Meetings:

Meetings of shareholders shall be held virtually or in person at the principal office of the Corporation, or at such other places, within or without the State of Nevada or within or without the United States, as the Directors may from time to time designate.

Section 4—Notice of Meetings:

(a) Except as otherwise provided by statute, written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally, by mail, or by electronic transmission not less than ten (10) or more than sixty (60) days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares pursuant to statute, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the shareholder as it appears on the share transfer records of the Corporation or to the current address, which a shareholder has delivered to the Corporation in a written notice. If notice is given by electronic mail, it shall be deemed to be delivered when the notice is sent, provided that delivery receipt of such electronic transmission is obtained.

(b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.

Section 5—Quorum:

(a) Except as otherwise provided herein, by statute, or in the Articles of Incorporation (such articles and any amendments thereof being hereinafter collectively referred to as the “Articles of Incorporation”), at all meetings of shareholders of the Corporation, a quorum for the transaction of any business shall be present at all meetings of shareholders of the Corporation, if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.

(b) The subsequent withdrawal of any shareholder from the meeting, after the commencement of a meeting, or the refusal of any shareholder represented in person or by proxy to vote, shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(c) Despite the absence of a quorum at any meeting of shareholders, the shareholders present may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted at the meeting as originally called if a quorum had been present.

Section 6—Voting:

(a) Except as otherwise provided by statute, the Articles of Incorporation or these Bylaws, for any corporate action, other than the election of directors, taken by vote of the shareholders, the affirmative vote of the majority of shares entitled to vote on that matter and represented either in person or by proxy at a meeting of shareholders at which a quorum is present, shall be the act of the shareholders of the Corporation.

(b) Except as otherwise provided by statute or by the Articles of Incorporation or these Bylaws, at each meeting of shareholders, each holder of record of stock of the Corporation entitled to vote thereat, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

(c) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, so long as such proxy is executed in writing by the shareholder himself, his authorized officer, director, employee or agent or by the signature of the shareholder to be affixed to the writing by any reasonable means, including, but not limited to, an electronic signature, a facsimile signature, or by his attorney-in-fact thereunto duly authorized in writing. Every proxy shall be revocable at will unless the proxy conspicuously states that it is irrevocable and the proxy is coupled with an interest. No proxy shall be valid after the expiration of six (6) months from the date of its execution, unless otherwise provided in the proxy. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation. A photographic, photostatic or facsimile copy of the original proxy shall be treated as a valid proxy, and treated as a substitution of the original proxy, so long as such transmission is a complete reproduction executed by the shareholder. If any shareholder designates two or more persons to act as proxies, a majority of those persons present at the meeting, or, if one is present, then that one has and may exercise all of the powers conferred by the shareholder upon all of the persons so designated unless the shareholder provides otherwise.

(d) Unless otherwise provided for in the Articles of Incorporation of the Corporation, any action to be taken at any annual or special shareholders’ meeting, may be taken without a meeting, without prior notice and without a vote, if a written consent is signed by shareholders holding at least a majority of the voting power; provided that if a different proportion of voting power is required by law, the Articles of Incorporation or these Bylaws, than that proportion of written consent shall be required. Such written consent shall be filed with the minutes of the proceedings of the shareholders of the Corporation.

ARTICLE III—BOARD OF DIRECTORS

Section 1—Number, Election and Term of Office:

(a) The number of the directors of the Corporation shall be not less than one (1) nor more than seven (7), the actual number thereof to be determined by the Board of Directors from time to time.

(b) Except as may otherwise be provided in the Articles of Incorporation or these Bylaws, the members of the Board of Directors of the Corporation shall be elected by a plurality of the votes cast at a meeting of shareholders, by the holders of shares present, in person or by proxy, that are entitled to vote in the election. A Director need not be a shareholder of the Corporation unless the Articles of Incorporation or these Bylaws so require.

(c) Each director shall hold office for an initial term of one (1) year, after which they shall continue to hold office until the next meeting of the shareholders thereafter, where they shall either be reelected or their successor shall be elected and qualified, or until their prior death, resignation or removal. Any Director may resign at any time upon written notice of such resignation to the Corporation.

Section 2—Duties and Powers:

(a) The Board of Directors shall be responsible for the control and management of the business and affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except such as those stated under Nevada state law, are in the Articles of Incorporation or by these Bylaws, expressly conferred upon or reserved to the shareholders or any other person or persons named therein.

(b) The following actions require a vote of two-thirds of the Board of Directors:

(i)	Any action by the Corporation which incurs any form of debt in the amount of $1,500,000 USD or greater.

(ii)	Any transaction by the Corporation with a value in an amount of $1,500,000 USD or greater.

(iii)	Any other expenses or costs that would be incurred by the Corporation in an amount equal to $1,500,000 USD or greater.

(iv)	Veto of any previous resolution passed by the Board of Directors.

(c) Each member of the Board of Directors shall abide by the following duties:

(i)	Conflicts of Interest. Prior to assuming office and for the duration of their term, disclose in writing to the Board of Directors all actual and potential Conflicts of Interest. A “Conflict of Interest” shall mean any situation or circumstance where, in relation to the Director’s performance of obligations to or on behalf of the Corporation, the Director’s other commitments, relationships or financial interests (1) could or could be seen to exercise an improper influence over the objective, unbiased, and impartial exercise of their independent judgement; or (2) could or could be seen to compromise, impair, or be incompatible with the effective performance of its obligations to or on behalf of the Corporation.

(ii)	Mandatory Recusal. Recuse themselves from any duty to or on behalf of the Corporation wherein an actual Conflict of Interest, as defined above in this Article III, Section 2(c)(i), exists or a potential Conflict of Interest is reasonably likely to occur or otherwise affect the Director’s ability to fulfill their obligations to the Corporation.

(iii)	Confidentiality. Refrain from disclosing, distributing, publishing, communicating or in any way cause to be disclosed, distributed, published, or communicated in any way or at any time, Confidential Information of the Corporation (as defined herein), or any part of Confidential Information of the Corporation, to any person, firm, corporation, association, or any other operation or entity except on behalf of the Corporation in performance of their duties and responsibilities for the Corporation, and then only in a fashion consistent with protecting the Confidential Information of the Corporation from unauthorized use or disclosure, except as otherwise approved by the Corporation.

Directors shall further refrain from the reproduction of any Confidential Information of the Corporation except on behalf of the Corporation in their capacity as a Director of the Company. Directors agree to take all reasonable care to avoid the unauthorized disclosure or use of any Confidential Information of the Corporation. Directors further assume responsibility for and agree to indemnify and hold harmless the Corporation from and against any disclosure or use of the Confidential Information of the Corporation in violation of this Article III, Section 2(b)(iii).

“Confidential Information of the Corporation” shall mean all information disclosed to the Director in connection with and resulting from Directors’ position as a member of the Board of Directors and Director of the Corporation, whether orally or in writing, that is designated as confidential or that reasonably should be understood to be confidential given the nature of the information and the circumstances of disclosure. Confidential Information includes all information material to the operations of the Corporation which cannot otherwise be learned outside the Corporation, including but not limited to business and marketing plans, technology and technical information, product or service plans and designs and business processes. However, Confidential Information of the Corporation does not include any information that (1) is or becomes generally known to the public without breach of any obligation owed to the Corporation, (2) was known to the Director prior to its disclosure by the Corporation without breach of any obligation owed to the Corporation, (iii) is received from a third party without breach of any obligation owed to the Corporation, or (iv) was independently developed by the Director.

(iv)	Non-Disparagement. Refrain from, directly or indirectly, making, publishing or communicating to any person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements concerning the Corporation or its business, or any of its employees, officers, shareholders, members or advisors, or any member of the Board of Directors. Notwithstanding the foregoing, this Section 2(b)(iv) does not, in any way, restrict or impede any Director from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order and Director promptly provides written notice of any such order to the Board of Directors.

(v)	Non-Compete. For as long as the Director holds office and for a period of twelve (12) months following the Director’s expiration of their term, removal or resignation from the Board of Directors of the Corporation (the “Restricted Period”), the Director shall not, directly or indirectly, (1) in any manner whatsoever engage in any capacity with any business competitive with the Corporation’s current lines of business or any business then engaged in by the Corporation (the “Corporation’s Business”) for the Director’s own benefit or for the benefit of any person or entity other than the Corporation; or (2) have any interest as owner, sole proprietor, stockholder, partner, lender, director, officer, manager, employee, consultant, agent or otherwise in any business competitive with the Corporation’s Business; provided, however, that the Director may hold, directly or indirectly, solely as an investment, not more than one percent (1%) of the outstanding securities of any person or entity which is listed on any national securities exchange or regularly traded in the over-the-counter market notwithstanding the fact that such person or entity is engaged in a business competitive with the Corporation’s Business. In addition, during the Restricted Period, the Director shall not develop any property for use in the Corporation’s Business on behalf of any person or entity other than the Corporation.

Section 3—Annual and Regular Meetings; Notice:

(a) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders, at the place of such annual meeting of shareholders or as otherwise designated by the Board of Directors.

(b) The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.

(c) No notice shall be required of any regular meeting of the Board of Directors and, if given, need not specify the purpose of the meeting; provided, however that in case the Board of Directors shall fix or change the time or place of any regular meeting when such time and place was fixed before such change, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in these Bylaws with respect to special meetings, unless such notice shall be waived in the manner set forth in these Bylaws.

Section 4—Special Meetings; Notice:

(a) Special meetings of the Board of Directors shall be held whenever called by the President, the Chairman of the Board or by a majority of the directors then in office, at such time and place as may be specified in the respective notices of waivers of notice thereof.

(b) Except as otherwise required statute, written notice of special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least four (4) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio or cable, or shall be delivered to him personally, orally or by means of electronic transmission (including but not limited to electronic mail), not later than the day before the day on which the meeting is to be held. If mailed, the notice of any special meeting shall be deemed to be delivered on the second day after it is deposited in the United States mails, so addressed, with postage prepaid. If notice is given by electronic mail, it shall be deemed to be delivered when the notice is sent, provided that delivery receipt of such electronic transmission is obtained. Except as required by these Bylaws, a notice, or waiver of notice, need not specify the business to be transacted at or the purpose or purposes of the meeting.

(c) Notice of any special meeting shall not be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

Section 5—Chairman:

At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman, or they shall be absent, then the Vice Chairman, if any and present, shall preside, and in his absence, a Chairman chosen by the directors shall preside.

Section 6—Quorum and Adjournments:

(a) At all meetings of the Board of Directors, or any committee thereof, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws.

(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present. Notice of such adjourned meeting shall be given to each director not present at time of the adjournment and, unless the time and place of the adjourned meting are announced at the time of the adjournment, to all directors who were present at the adjourned meeting.

Section 7—Manner of Acting:

(a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which they may hold.

(b) Except as otherwise provided by statute, by the Articles of Incorporation, or by these Bylaws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

(c) Unless otherwise required by statue or the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent thereto is signed by all the members of the Board of Directors, or such committee entitled to vote thereon. Such written consent shall be filed with the minutes of the proceedings of the Board of Directors or such committee. Any such action shall be the act of the Board of Directors, or any committee thereof, and have the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board or committee for all purposes.

(d) Unless otherwise prohibited by statute or the Articles of Incorporation, members of the Board of Directors or any committee thereof may participate in a meeting by means of a conference telephone network or any other communications method by which all persons participating in the meeting can hear each other. Such participation at such meeting, and each person participating in the meeting, shall sign the minutes thereof, which may be signed in counterparts.

Section 8—Vacancies:

Unless otherwise provided for by the Articles of Incorporation, any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal or inability to act of any director, or other cause, shall be filled by an affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of the Directors or by a sole remaining director, at any regular meeting or special meeting of the Board of Directors called for that purpose; except whenever the shareholders of any class or classes or series thereof are entitled to elect one or more directors by the Articles of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

Section 9—Resignation:

Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 10—Removal:

Unless otherwise provided for by the Articles of Incorporation, one or more or all the directors of the Corporation may be removed with or without cause at any time by a vote of two-thirds of the shareholders entitled to vote thereon, at a special meeting of the shareholders called for that purpose. If a director subject to a vote for removal has violated any of the duties set forth in Article III, Section 2(c) or has otherwise breached any fiduciary duty owed to the Corporation under applicable law, such director may be removed by a vote of the majority of the shareholders entitled to vote thereon, at a special meeting of the shareholders called for that purpose. If a director was elected by shareholders of any class or classes or series thereof entitled to elect such directors, only the shareholders of that class or classes or series may participate in the vote to remove that director.

Section 11—Compensation:

The Board of Directors may authorize and establish reasonable compensation of the directors for their service to the Corporation by a vote of two-thirds of the disinterested directors, taking into account attendance at any annual or special meetings of the Board of Directors, or any committee of which they are a member. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 12—Transactions with Interested Directors or Officers:

No contract or transaction shall be void or voidable if such contract or transaction is between the corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, or any other entity controlling, controlled by or under common control with, its directors and officers, when such director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof, if:

(a) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and are noted in the minutes of such meeting, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested Directors be less than a quorum; or

(b) the material facts as to his, her or their relationship or relationships or interest or interests and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the shareholders; or

(d) the fact of the common directorship, office or financial interest is not disclosed or known to the director or officer at the time the transaction is brought before the Board of Directors for such action.

All such interested directors may be counted when determining the presence of a quorum at the meeting of the Board of Directors or committee thereof authorizing the contract or transaction.

Section 13—Committees:

The Board of Directors may from time to time designate from among its members one or more committees, including but not limited to committees required pursuant to the Sarbanes-Oxley Act, and alternate members thereof, as they deem desirable, each such committee consisting of one or more members, with such powers and authority (to the extent permitted by law and these Bylaws) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board of Directors and, unless otherwise stated by law, the Articles of Incorporation or these Bylaws, shall be governed by the rules and regulations stated herein regarding the Board of Directors.

ARTICLE IV—OFFICERS

Section 1—Number, Qualifications, Election and Term of Office:

(a) The Corporation’s officers shall have such titles and duties as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws. The officers of the Corporation shall consist of a president, secretary and treasurer, and also may have one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as the Board of Directors may from time to time deem advisable. Any officer may hold two or more offices in the Corporation.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

Section 2—Resignation:

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3—Removal:

Any officer may be removed, either with or without cause, and a successor elected by the Board of Directors, at any time

Section 4—Vacancies:

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by the Board of Directors.

Section 5—Duties of Officers:

Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these Bylaws or may from time to time be specifically conferred or imposed by the Board of Directors. The President shall be the chief executive officer of the Corporation. The Treasurer shall be responsible for the accurate recording and security of corporate funds unless the Board of Directors shall designate a Chief Financial Officer to perform the duties. The same person may serve as Treasurer and Chief Financial Officer. The Secretary shall be responsible for maintaining the corporate records.

Section 6 - Compensation:

The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors or a duly appointed committee thereof.

Section 7—Sureties and Bonds:

The Corporation may require any or all of its officers or Agents to post a bond, or otherwise, to the Corporation for the faithful performance of their positions or duties.

Section 8—Shares of Stock of Other Corporations:

Whenever the Corporation is the holder of shares of stock of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders’ meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President, or such other person as the Board of Directors may authorize.

ARTICLE V—SHARES OF STOCK

Section 1—Certificate of Stock:

(a) The shares of all classes and series of stock of the Corporation may be represented by certificates or may be uncertificated.

(b) Certificated shares of the Corporation shall be in such form as shall be adopted by the Board of Directors and shall be numbered and registered in the order issued. They shall bear the holder’s name and the number of shares of stock and shall be signed by (i) the Chairman of the Board or the President or a Vice President and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and shall bear the Corporate Seal. If any officer who has signed or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if they were such officer at the date of its issue.

(c) If the Corporation issues uncertificated shares as provided for in these Bylaws, within a reasonable time after the issuance or transfer of such uncertificated shares, and at least annually thereafter, the Corporation shall send the shareholder a written statement certifying the number of shares owned by such shareholder in the Corporation.

(d) Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

(e) No certificate representing shares of stock shall be issued, and no uncertificated shall be entered, until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

(f) To the extent permitted by law, the Board of Directors may authorize the issuance of shares for a fraction of a share of stock, which shall entitle the holder to exercise any applicable voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of a fraction of a share of stock as of the time when those entitled to receive such fraction is determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares of stock, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

Section 2—Lost or Destroyed Certificates:

The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.

Section 3—Transfers of Shares:

(a) Transfers or registration of transfers of shares of the Corporation shall be made on the stock transfer books of the Corporation by the registered holder thereof, or by his attorney duly authorized by a written power of attorney; and in the case of shares represented by certificates, only after the surrender to the Corporation of the certificates representing such shares with such shares properly endorsed, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation or its agent may require, and the payment of all stock transfer taxes due thereon.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4—Record Date:

(a) The Board of Directors may fix, in advance, a date which shall not be more than sixty (60) days, nor less than ten (10) days, before the meeting or action requiring a determination of shareholders, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for shareholders entitled to notice of meeting shall be at the close of business on the day preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held, or if notice is waived, at the close of business on the day before the day on which the meeting is held.

(b) A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

ARTICLE VI—DIVIDENDS

(a) Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.

(b) Shares of one class or series may not be issued as a share dividend to shareholders of another class or series unless:

(i)	so authorized by the Articles of Incorporation;

(ii)	a majority of the shareholders of the class or series to be issued approve the issue; or

(iii)	there are no outstanding shares of the class or series of shares that are authorized to be issued.

ARTICLE VII—FISCAL YEAR

The fiscal year of the Corporation shall be September 30 and may be changed by the Board of Directors from time to time, subject to applicable law.

ARTICLE VIII—CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be prescribed and altered, from time to time, by the Board of Directors. The use of a seal or stamp by the Corporation on corporate documents is not necessary and the lack thereof shall not in any way affect the legality of a corporate document.

ARTICLE IX—PERSONAL LIABILITY AND INDEMNIFICATION

Section 1—Personal Liability:

No director or officer shall be personally liable to the Corporation or its shareholders for damages for breach of fiduciary duty as a director or officer of the Corporation except for his acts or omissions involving intentional misconduct, fraud, a knowing violation of law or the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes, or any successor statute, and the Corporation may purchase insurance or make other financial arrangements for the payment of any liability or expenses assessed against such director of officer of the Corporation including his attorneys’ fees and costs of litigation. The Corporation may also purchase insurance or make other financial arrangements for the payment of any liability or expenses assessed against one of its directors, officers, employees or agents arising out of his services as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the Corporation.

Section 2—Indemnification:

(a) Any person made a party to any action, suit or proceeding, by reason of the fact that their, their testator or intestate representative is or was a director, officer or employee of the Corporation, or of any corporation in which they served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred by them in connection with the defense of such action to the fullest extent of the law, except in relation to matters as to which it shall be adjudged in such action, suit or proceedings, or in connection with any appeal therein that such officer, director or employee is liable for gross negligence or misconduct in the performance of his duties.

(b) The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may be entitled apart from the provisions of this section.

(c) The amount of indemnification to which any officer or any director may be entitled shall be fixed by the Board of Directors, except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

ARTICLE X—AMENDMENTS

Section 1—By Shareholders:

All Bylaws of the Corporation shall be subject to alteration, amendment or repeal, and new Bylaws may be made, by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares of stock entitled to vote in the election of directors at any annual or special meeting of shareholders, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein, the proposed amendment, and even though all Bylaws may also be altered, amended or repealed, or new Bylaws made, by the Board of Directors.

Section 2—By Directors:

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, Bylaws of the Corporation.